Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-286912 on Form S-3 and Registration Statement 333-286461 on Form S-8 of our report dated March 30, 2026 with respect to the audited consolidated financial statements of Nuo Therapeutics, Inc. for the year ended December 31, 2025.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

Houston, Texas

March 30, 2026